EXHIBIT 5.01

                  [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]











                                December 23, 1996





         HSN, Inc.
         11831 30th Court North
         St. Petersburg, FL 33716

                   RE:  REGISTRATION STATEMENT ON FORM S-8 OF HSN, INC.

         Members of the Board:

                   We are acting as special counsel to HSN, Inc., a Delaware corporation formerly known as Silver King Communications, Inc. ("the Company"), in connection with the above-captioned Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the up to 8,602,033 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Savoy Pictures Entertainment, Inc. ("Savoy") 1995 Stock Option Plan, the Amended and Restated Savoy Stock Option Plan, the Home Shopping Network, Inc. ("HSN") 1996 Stock Option Plan for Employees, the HSN 1996 Stock Option Plan for Outside Directors, the HSN 1986 Stock Option Plan for Employees and the HSN 1986 Stock Option Plan for Outside Directors (collectively, the "Plans").

                   In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Company, the Plans and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.



         HSN, Inc.
         December 23, 1996
         Page 2


                   Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock available under the Plans, when issued, delivered and paid for in accordance with the terms and conditions of the respective Plans, will be validly issued, fully paid, and non-assessable.

                   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                  /s/ WACHTELL, LIPTON, ROSEN & KATZ


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